UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 13, 2021

Date of Report (Date of earliest event reported):

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue

Mountain View, CA 94043

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Equity Purchase Agreement

On September 13, 2021, Intuit Inc., a Delaware corporation (“Purchaser”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) by and among Purchaser, The Rocket Science Group LLC (d/b/a Mailchimp), a Georgia limited liability company (the “Company”), VERP Holdings I, LLC, a Georgia limited liability company (“VERP I”), VERP Holdings II, LLC, a Georgia limited liability company (“VERP II”), DMK RSG, LLC, a Delaware limited liability company (“DMK RSG”), DMK Life LLC, a Delaware limited liability company (“DMK Life”), DMK 10 LLC, a Delaware limited liability company (“DMK 10”), DMK 20 LLC, a Delaware limited liability company (“DMK 20”), DMK RSG Holdco LLC, a Delaware limited liability company (“DMK RSG Holdco” and, together with VERP I, VERP II, DMK RSG, DMK Life, DMK 10 and DMK 20, the “Sellers”), and Benjamin Chestnut, an individual resident of the State of Georgia, as the Sellers’ representative (the “Sellers’ Representative”). Pursuant to the Equity Purchase Agreement, among other matters, and subject to the satisfaction or waiver of the conditions set forth therein, the Sellers will sell to Purchaser, and Purchaser will purchase from the Sellers, all of the Sellers’ right, title and interest in and to the outstanding equity securities of the Company (the “Equity Purchase”).

Pursuant to the terms of, and subject to the conditions specified in, the Equity Purchase Agreement, which has been approved by the board of directors of Purchaser and the board of managers of the Company, upon consummation of the Equity Purchase, Purchaser will pay total consideration of $12.0 billion, subject to certain adjustments set forth in the Equity Purchase Agreement (the “Purchase Price”). The Purchase Price includes approximately $300 million of assumed Company employee transaction bonuses that will be issued in the form of Purchaser restricted stock units. The remainder of the Purchase Price payable to the Sellers will be paid approximately 50% in cash and approximately 50% in shares of Purchaser common stock, par value $0.01 (the “Purchaser Common Stock”) (at a fixed value of $562.6085 per share (the “Purchaser Stock Price”), which is the average of the daily volume-weighted average sales price per share of the Purchaser Common Stock on the Nasdaq Global Select Market, as such daily volume-weighted average sales price per share is reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the five consecutive trading days ending on and including the third trading day immediately preceding the date of the Equity Purchase Agreement). Purchaser intends to issue the shares of Purchaser Common Stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. Purchaser also has agreed to file a supplement to the prospectus included in Purchaser’s existing Registration Statement filed on Form S-3 on June 23, 2020, covering the resale of the shares of Purchaser Common Stock to be issued in the Equity Purchase (the “Prospectus Supplement”). In addition, concurrent with the parties’ entry into the Equity Purchase Agreement, Purchaser and each Seller entered into an agreement to facilitate an orderly process with respect to certain sales of Purchaser Common Stock by the Sellers following the closing of the Equity Purchase (the “Closing”). In connection with the Equity Purchase, Purchaser has agreed to establish a retention pool consisting of $200 million in Purchaser restricted stock units to be issued to certain employees of the Company following the Closing.

The consummation of the Equity Purchase is subject to certain customary conditions to Closing, including, among others, (i) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated by the Equity Purchase Agreement (a “Closing Legal Impediment”), (ii) the absence of any pending legal proceeding by a governmental authority that seeks to restrain, enjoin, prohibit, prevent or otherwise make illegal the transactions contemplated by the Equity Purchase Agreement, (iii) the receipt of specified regulatory approvals and the expiration or termination of applicable waiting periods, including the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the absence of any pending or proposed legal proceeding by any governmental authority that could result in the issuance of an order that would cause the failure of such condition to be satisfied, (iv) the effectiveness of the Prospectus Supplement, (v) the shares of Purchaser Common Stock to be issued in connection with the Equity Purchase being approved for listing on the Nasdaq Global Select Market, (vi) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of the Company, the Sellers and Purchaser contained in the Equity Purchase Agreement and the compliance in all material respects by each party with the covenants contained in the Equity Purchase Agreement, and (vii) the absence of a material adverse effect with respect to each of the Company and Purchaser. The consummation of the Equity Purchase is not subject to a financing condition.

The Equity Purchase Agreement contains customary representations and warranties of the Sellers, the Company and Purchaser. Purchaser will obtain a representations and warranties insurance policy (the “RWI Policy”), with coverage thereunder extending for three years post-Closing (six years for certain fundamental and tax representations and warranties) and such coverage serving as Purchaser’s sole remedy with respect to any breach of the Company’s representations and warranties, except for claims related to the Company’s fraud. Coverage under the RWI Policy is subject to a policy limit equal to $600 million. The cost of the RWI Policy is borne entirely by Purchaser, and coverage under the RWI Policy is subject to customary deductibles and certain exclusions. The Company has agreed to various covenants, including, among others, an agreement to conduct its business in the ordinary course during the period prior to the Closing and not to engage in certain kinds of transactions during such period, subject to certain exceptions. The Equity Purchase Agreement generally requires each party to use reasonable best efforts to obtain the required regulatory approvals, subject to certain limitations. Concurrent with its entry into the Equity Purchase Agreement, Purchaser entered into restrictive covenant agreements with certain affiliates of the Sellers, which will become effective upon the Closing and pursuant to which such restricted persons are subject to non-competition, non-solicit and non-hire provisions for a period beginning upon the Closing and ending on the fifth anniversary of the Closing.

Pursuant to the Equity Purchase Agreement, neither the Company nor any Seller may solicit alternative transaction proposals. The Equity Purchase Agreement can be terminated at any time by written consent of the Sellers’ Representative, the Company and Purchaser. In addition, the Equity Purchase Agreement can be terminated (i) by either the Sellers’ Representative or Purchaser (A) if any Closing Legal Impediment is in effect and has become final and nonappealable or (B) if the Closing shall not have occurred by November 27, 2021 (the “Initial Outside Date”), which the Sellers’ Representative or Purchaser may extend to June 10, 2022 if the only conditions to Closing that then remain unsatisfied are the conditions related to the receipt of regulatory approval pursuant to the HSR Act or the absence of any Closing Legal Impediment (provided that any such Closing Legal Impediment arises with respect to antitrust laws) and (ii) by either the Sellers’ Representative or Purchaser, as applicable, if the other party (or the Company or any Seller in the case of Purchaser’s right to terminate the Equity Purchase Agreement) materially breaches any of its representations, warranties or covenants in the Merger Agreement (and does not cure such material breach within 30 days after written notice thereof) such that the conditions to Closing relating thereto would not be satisfied at the Closing.

The foregoing description of the Equity Purchase and the Equity Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference. The Equity Purchase Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Purchaser, the Sellers, the Company, or their respective subsidiaries and affiliates. The Equity Purchase Agreement contains representations and warranties of Purchaser, on the one hand, and each of the Sellers and the Company, on the other hand, made solely for the benefit of the other party. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Equity Purchase Agreement.

The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Equity Purchase Agreement. Accordingly, investors and securityholders should not rely on the representations and warranties in the Equity Purchase Agreement as characterizations of the actual state of facts or condition of Purchaser, the Sellers, the Company, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Equity Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements and information usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: failure to obtain required regulatory approvals in a timely manner or otherwise; failure to satisfy any closing conditions to the proposed acquisition of the Company; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the proposed transaction with the Company or parties thereto are subject; risks related to pre-acquisition non-compliance by the Company with applicable regulatory requirements; failure to successfully integrate any new business; failure to realize anticipated benefits of any combined operations; unanticipated costs of acquiring or integrating the Company; potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the acquisition or the parties; and economic, social or political conditions that could adversely affect the acquisition or the parties. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2021 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We do not undertake any duty to update any forward-looking statement or other information in this communication, except to the extent required by law.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 8.01 OTHER EVENTS.

On September 13, 2021, Purchaser issued a press release announcing the entry into the Equity Purchase Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Equity Purchase Agreement, dated September 13, 2021, by and among Intuit Inc., a Delaware corporation, The Rocket Science Group LLC, a Georgia limited liability company, VERP Holdings I, LLC, a Georgia limited liability company, VERP Holdings II, LLC, a Georgia limited liability company, DMK RSG, LLC, a Delaware limited liability company, DMK Life LLC, a Delaware limited liability company, DMK 10 LLC, a Delaware limited liability company, DMK 20 LLC, a Delaware limited liability company, DMK RSG Holdco LLC, a Delaware limited liability company, and Benjamin Chestnut, an individual resident of the State of Georgia, as the Sellers’ Representative*

99.1	Press release issued on September 13, 2021, announcing the entry into the Equity Purchase Agreement

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*

The schedules to the Equity Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2021	INTUIT INC.

	By:	/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer